Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock, $0.01 par value, of Emergent Capital, Inc. dated as of the date hereof is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: August 10, 2017

Opal Sheppard Opportunities Fund I LP

By: OSO Management LLC, its general partner

By:	/s/ P. James Hua
Name: P. James Hua
Title: Manager

OSO Management LLC

By:	/s/ P. James Hua
Name: P. James Hua
Title: Manager

Opal Capital Partners, LP

By: Opal Advisors, LLC, its general partner

By:	/s/ P. James Hua
Name: P. James Hua
Title: Manager

Opal Advisors, LLC

By:	/s/ P. James Hua
Name: P. James Hua
Title: Managing Member

P. James Hua

/s/ P. James Hua